UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

Neoleukin Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360-1616 Eastlake Avenue East

Seattle, Washington 98102

(Address of principal executive offices, including zip code)

(206) 732-2133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	NLTX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging grown company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08.	Shareholder Director Nominations.

(a) To the extent applicable, the information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01.	Other Events.

On March 10, 2020, the Board of Directors of Neoleukin Therapeutics, Inc. (the “Company”) scheduled the date of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) for May 5, 2020, which is more than 30 days before the anniversary of the Company’s 2019 Annual Meeting of Stockholders, which was held on November 12, 2019.

In accordance with the Company’s restated bylaws and Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notice by a stockholder of any qualified stockholder proposal or qualified stockholder nomination must be received by the Company at its principal executive offices located at 360-1616 Eastlake Avenue East, Seattle, Washington 98102, addressed to the Secretary of the Company, by March 20, 2020. Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the SEC and the Company’s restated bylaws. Any such notice received after March 20, 2020 will be considered untimely and not properly brought before the 2020 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2020

NEOLEUKIN THERAPEUTICS, INC.

By:	/s/ Jonathan Drachman
Jonathan Drachman
Chief Executive Officer and President